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                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*

                                                     Jurisdiction in
Subsidiary                                           Which Organized
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
Crawford & Company of California                    Delaware
Crawford & Company of Florida                       Delaware
Crawford & Company of Illinois                      Delaware
Crawford & Company of New York, Inc.                New York
Crawford & Company Employment Services, Inc.        Delaware
Risk Sciences Group, Inc.                           Delaware
Crawford & Company (Bermuda) Limited                Bermuda
Crawford & Company HealthCare Management, Inc.      Delaware
Crawford & Company International, Inc.              Georgia
Crawford & Company Subrogation and Recovery, Inc.   Georgia
Crawford & Company Adjusters Limited                England
Crawford Adjusters Canada Incorporated              Canadian Federal
Crawford Healthcare Management of Norfolk and
   Baltimore, Inc.                                  Virginia
Crawford Investigation Services, Inc.               Georgia
The Garden City Group, Inc.                         Delaware
The PRISM Network, Inc.                             Georgia

* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2005.